Exhibit 99.2

Transocean Inc. Post Office Box 2765 Houston TX 77252 2765

Analyst Contact:	Gregory S. Panagos 713 232 7551
Media Contact:	Guy A. Cantwell 713 232 7647
News Release
FOR RELEASE: October 24, 2007

TRANSOCEAN INC. ANNOUNCES FORMATION OF JOINT VENTURE TO OWN AND OPERATE TWO NEW ULTRA-DEEPWATER
DRILLSHIPS CURRENTLY UNDER CONSTRUCTION (CORRECTION)
     HOUSTON—Transocean Inc. (NYSE:RIG) has issued this press release to correct a typographical error in the third paragraph of the press release issued this morning by Transocean. The October 18, 2007 date included in the third paragraph of that release should have been October 18, 2010.
     Transocean Inc. is the world’s largest offshore drilling contractor with a fleet of 82 mobile offshore drilling units. The company’s mobile offshore drilling fleet, consisting of a large number of high-specification deepwater and harsh environment drilling units, is considered one of the most modern and versatile in the world due to its emphasis on technically demanding segments of the offshore drilling business. The company’s fleet consists of 33 High-Specification Floaters (semisubmersibles and drillships), 20 Other Floaters, 25 Jackups and other assets utilized in the support of offshore drilling activities worldwide. With a current equity market capitalization in excess of $32 billion, Transocean Inc.’s ordinary shares are traded on the New York Stock Exchange under the symbol “RIG.”

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